Exhibit 5

April 29, 2009

Summer Infant, Inc.

1275 Park East Drive

Woonsocket, Rhode Island 02895

Ladies and Gentlemen:

We have acted as counsel Summer Infant, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), of a registration statement on Form S-3 (the “Registration Statement”), including a prospectus to be filed with the Commission pursuant to Rule 424(b) of Regulation C promulgated under the Securities Act (the “Prospectus”) relating to the offering of up to 697,890 shares (the “Resale Shares”) of the Company’s common stock, par value $.0001 per share (the “Common Stock”).  All of the Resale Shares are being registered on behalf of stockholders of the Company listed in the Prospectus (the “Selling Stockholders”).

As counsel to the Company, in connection with this opinion, we have examined and relied upon such records, documents, certificates and other instruments as in our judgment are necessary or appropriate to form the basis for the opinions set forth herein. In our examinations, we have assumed the genuineness of all signatures, the legal capacity of natural persons signing or delivering any instrument, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photocopies and the authenticity of the originals of such latter documents.

Based upon the foregoing, we are of the opinion that the Resale Shares have been duly authorized and are validly issued, fully paid and non-assessable; and

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm appearing under the heading “Legal Matters” in the Prospectus. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the General Rules and Regulations of the Commission thereunder.

Very truly yours,

/s/ Greenberg Traurig, LLP

Greenberg Traurig, LLP